EXHIBIT 10.24


                           LOAN AND SECURITY AGREEMENT

                                 BY AND BETWEEN

                              SUNROCK CAPITAL CORP.
                                    AS LENDER

                                       AND

                                 DSI TOYS, INC.
                                   AS BORROWER




                             DATED: FEBRUARY 2, 1999


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                                TABLE OF CONTENTS

                                                                           PAGE



SECTION 1.   DEFINITIONS.....................................................1


SECTION 2.   LOANS...........................................................8
      2.1    Calculation of Borrowing Limits.................................8
      2.2    Seasonal Inventory Advances.....................................8
      2.3    Reduction of Borrowing Limits...................................9
      2.4    Maximum Credit Limit and Maximum Inventory Credit Limit.........9
      2.5    Availability Reserves..........................................10


SECTION 3.   INTEREST AND FEES..............................................10
      3.1    Interest.......................................................10
      3.2    Unused Line Fee................................................11
      3.3    Collateral Management Fee......................................11


SECTION 4.   CONDITIONS PRECEDENT...........................................11
      4.1    Conditions Precedent to Initial Loans and Letter of Credit
             Accommodations.................................................11
      4.2    Conditions Precedent to All Loans and Letter of Credit
             Accommodations.................................................13


SECTION 5.   GRANT OF SECURITY INTEREST.....................................13


SECTION 6.   COLLECTION AND ADMINISTRATION..................................14
      6.1    Borrower's Loan Account........................................14
      6.2    Statements.....................................................14
      6.3    Collection of Accounts.........................................15
      6.4    Payments.......................................................16
      6.5    Authorization to Make Loans....................................16
      6.6    Use of Proceeds................................................16


SECTION 7.   COLLATERAL REPORTING AND COVENANTS.............................17
      7.1    Collateral Reporting...........................................17
      7.2    Accounts Covenants.............................................17
      7.3    Inventory Covenants............................................19
      7.4    Equipment Covenants............................................19
      7.5    Power of Attorney..............................................20
      7.6    Right to Cure..................................................20
      7.7    Access to Premises.............................................21


SECTION 8.   REPRESENTATIONS AND WARRANTIES.................................21
      8.1    Corporate Existence, Power and Authority; Subsidiaries.........21
      8.2    Financial Statements; No Material Adverse Change...............21

                                      (i)
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      8.3    Chief Executive Office; Collateral Locations...................22
      8.4    Priority of Liens; Title to Properties.........................22
      8.5    Tax Returns....................................................22
      8.6    Litigation.....................................................22
      8.7    Compliance with Other Agreements and Applicable Laws...........22
      8.8    Bank Accounts..................................................23
      8.9    Accuracy and Completeness of Information.......................23
      8.10   Survival of Warranties; Cumulative.............................23


SECTION 9.   AFFIRMATIVE AND NEGATIVE COVENANTS.............................23
      9.1    Maintenance of Existence.......................................23
      9.2    New Collateral Locations.......................................23
      9.3    Compliance with Laws, Regulations, Etc.........................24
      9.4    Payment of Taxes and Claims....................................24
      9.5    Insurance......................................................24
      9.6    Financial Statements and Other Information.....................25
      9.7    Sale of Assets, Consolidation, Merger, Dissolution, Etc........26
      9.8    Encumbrances...................................................26
      9.9    Indebtedness...................................................27
      9.10   Loans, Investments, Guarantees, Etc............................27
      9.11   Dividends and Redemptions......................................28
      9.12   Transactions with Affiliates...................................28
      9.13   Additional Bank Accounts.......................................28
      9.14   Net Worth......................................................28
      9.15   Capital Expenditures...........................................29
      9.16   Costs and Expenses.............................................29
      9.17   Further Assurances.............................................29


SECTION 10.  EVENTS OF DEFAULT AND REMEDIES.................................30
      10.1   Events of Default..............................................30
      10.2   Remedies.......................................................31


SECTION 11. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW....33
      11.1 Governing Law; Choice of Forum; Service of Process; Jury
             Trial Waiver...................................................33
      11.2   Waiver of Notices..............................................34
      11.3   Amendments and Waivers.........................................34
      11.4   Waiver of Counterclaims........................................34
      11.5   Indemnification................................................34


SECTION 12.  TERM OF AGREEMENT; MISCELLANEOUS...............................35
      12.1   Term...........................................................35
      12.2   Notices........................................................36
      12.3   Partial Invalidity.............................................37
      12.4   Successors.....................................................37
      12.5   Entire Agreement...............................................37
      12.6   Nonapplicability of Chapter 346................................38
      12.7   Waiver of Consumer Rights......................................38
      12.8   Oral Agreements Ineffective....................................38

                                      (ii)
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                           LOAN AND SECURITY AGREEMENT


      This Loan and Security Agreement (this "Agreement") dated February 2, 1999, is entered into by and between Sunrock Capital Corp., a Delaware corporation ("Lender"), and DSI Toys, Inc., a Texas corporation ("Borrower").


                             W I T N E S S E T H:


      WHEREAS, Borrower has requested that Lender enter into certain financing arrangements with Borrower pursuant to which Lender may make loans and provide other financial accommodations to Borrower; and

      WHEREAS, Lender is willing to make such loans and provide such financial accommodations on the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


SECTION 1.  DEFINITIONS

      All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires. All references to Borrower and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. The word "including" when used in this Agreement shall mean "including, without limitation". An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory to Lender, if such Event of Default is capable of being cured as determined by Lender. Any accounting term used herein unless otherwise defined in this Agreement shall have the meanings customarily given to such term in accordance with GAAP. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

      1.1 "Accounts" shall mean all present and future rights of Borrower to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance.


LOAN AND SECURITY AGREEMENT - Page 1

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      1.2 "Availability Reserves" shall mean, as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith reducing the amount of Loans which would otherwise be available to Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, do or may affect either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets, business or prospects of Borrower or any Obligor or (iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect or (c) in respect of any state of facts which Lender determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

      1.3 "Blocked Accounts" shall have the meaning set forth in Section 6.3 hereof.

      1.4 "Capital Expenditure" shall mean all payments in respect of any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including, without limitation, those arising in connection with the direct or indirect acquisition of such assets by way of increased product or service charges or offset items or in connection with any lease of property by Borrower that, in accordance with GAAP, should be reflected as a liability on the balance sheet of Borrower.

      1.5 "Change of Control" shall be deemed to have occurred at such time as a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than thirty-four percent (34%) of the total voting power of all classes of stock then outstanding of Borrower normally entitled to vote in the election of directors.

      1.6   "Collateral" shall have the meaning set forth in Section 5 hereof.

      1.7 "Eligible Accounts" shall mean Accounts created by Borrower which are and continue to be acceptable to Lender based on the criteria set forth below. In general, Accounts shall be Eligible Accounts if:

            (a) such Accounts arise from the actual and BONA FIDE sale and delivery of goods by Borrower or rendition of services by Borrower in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

            (b) such Accounts (i) are not unpaid more than one hundred and twenty (120) days after the date of the original invoice for them or (ii) otherwise have been designated as Permitted Extended Datings by Lender;


LOAN AND SECURITY AGREEMENT - Page 2

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            (c) such Accounts comply with the terms and conditions contained in
Section 7.2(c) of this Agreement;

            (d) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent, other than Accounts relating solely to Sold Through Inventory that have been verified by the Lender;

            (e) the chief executive office of the account debtor with respect to such Accounts is located in the United States, its territories or Canada (provided that Accounts payable by Canadian account debtors shall be denominated and payable in U.S. dollars at the U.S. offices of the Borrower), or, at Lender's option, if either: (i) the account debtor has delivered to Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Lender and payable only in the United States of America and in U.S. dollars, sufficient to cover such Account, in form and substance satisfactory to Lender and, if required by Lender, the original of such letter of credit has been delivered to Lender or Lender's agent and the issuer thereof notified of the assignment of the proceeds of such letter of credit to Lender, or (ii) such Account is subject to credit insurance payable to Lender issued by an insurer and on terms and in an amount acceptable to Lender, or (iii) such Account is otherwise acceptable in all respects to Lender (subject to such lending formula with respect thereto as Lender may determine);

            (f) such Accounts do not consist of progress billings, bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Lender shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Lender, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;

            (g) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to, any right of setoff against such Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by Borrower to such account debtor or claimed owed by such account debtor may be deemed Eligible Accounts);

            (h) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;

            (i) such Accounts are subject to the first priority, valid and perfected security interest of Lender and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement;

            (j) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee or agent of or affiliated with Borrower directly or indirectly by virtue of family membership, ownership, control, management or otherwise;


LOAN AND SECURITY AGREEMENT - Page 3

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            (k) the account debtors with respect to such Accounts are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, upon Lender's request, the Federal Assignment of Claims Act of 1940, as amended or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Lender;

            (l) there are no proceedings or actions which are threatened or pending against the account debtors with respect to such Accounts which might result in any material adverse change in any such account debtor's financial condition;

            (m) such Accounts are not owed by an account debtor who has Accounts unpaid more than ninety (90) days [thirty (30) days in the case of any Account designated by Lender as a Permitted Extended Dating] after the due date specified in the original invoice for them which constitute more than fifty percent (50%) of the total Accounts of such account debtor;

            (n) such Accounts are owed by account debtors whose total indebtedness to Borrower does not exceed the credit limit with respect to such account debtors as determined by Lender from time to time (but the portion of the Accounts not in excess of such credit limit may be deemed Eligible Accounts); and

            (o) such Accounts are owed by account debtors deemed creditworthy at all times by Lender, as determined by Lender.

General criteria for Eligible Accounts may be established and revised from time to time by Lender in good faith. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

      1.8 "Eligible In-Transit Inventory" shall mean Inventory that would qualify as Eligible Inventory but for the fact that such Inventory is in transit from Hong Kong to Houston, Texas, but only to the extent: (a) Borrower shall have provided to Lender a clean on-board bill of lading evidencing title to such Inventory, in form and substance satisfactory to Lender; (b) Borrower shall have insured such Inventory against loss or damage in amounts and pursuant to policies approved by Lender, and Lender shall have been named as sole loss payee under such policies; and (c) Borrower shall have taken such additional actions and provided Lender with such additional documentation as Lender may request from time to time, including, without limitation, all documentation necessary to allow Lender to claim such Inventory from the customs authorities of any jurisdiction in which such Inventory may be located.

      1.9 "Eligible Inventory" shall mean Inventory consisting of finished goods held for resale in the ordinary course of the business of Borrower, which are acceptable to Lender based


LOAN AND SECURITY AGREEMENT - Page 4

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on the criteria set forth below. In general, Eligible Inventory shall not include (a) work-in-process; (b) components which are not part of finished goods; (c) spare parts for equipment; (d) packaging and shipping materials; (e) supplies used or consumed in Borrower's business; (f) Inventory at premises other than those owned and controlled by Borrower, except to the extent Lender shall have received an agreement in writing from the person in possession of such Inventory and/or the owner or operator of such premises in form and substance satisfactory to Lender acknowledging Lender's first priority security interest in the Inventory, waiving security interests and claims by such person against the Inventory and permitting Lender access to, and the right to remain on, the premises so as to exercise Lender's rights and remedies and otherwise deal with the Collateral; (g) Inventory subject to a security interest or lien in favor of any person other than Lender except those permitted in this Agreement; (h) bill and hold goods; (i) unserviceable, obsolete or slow moving Inventory; (j) Inventory which is not subject to the first priority, valid and perfected security interest of Lender; (k) returned, damaged and/or defective Inventory; and (l) Inventory purchased or sold on consignment. General criteria for Eligible Inventory may be established and revised from time to time by Lender in good faith. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

      1.10 "Equipment" shall mean all of Borrower's now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

      1.11 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

      1.12 "Excess Availability" shall mean the amount, as determined by Lender, calculated at any time, equal to:

            (a) the lesser of (i) the amount of the Loans available to Borrower as of such time based on the lending formulas set forth in Sections 2.1 and 2.2 hereunder, as determined by Lender, and subject to the Availability Reserves from time to time established by Lender hereunder and all sub-limits established under Section 2.4, and (ii) the Maximum Credit, MINUS

            (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations, plus (ii) the aggregate amount of all trade payables of Borrower which are more than thirty (30) days past due as of such time plus (iii) the amount of checks issued by Borrower to pay trade payables, but not yet sent and (iv) the amount of all overdrafts of Borrower, if any.

      1.13 "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower or any Obligor in connection with this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.


LOAN AND SECURITY AGREEMENT - Page 5

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      1.14 "GAAP" shall mean generally accepted accounting principles in the
United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Sections 9.14 and 9.15 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements delivered to Lender prior to the date hereof.

      1.15 "Information Certificate" shall mean the Information Certificate of Borrower constituting Exhibit A hereto containing material information with respect to Borrower, its business and assets provided by or on behalf of Borrower to Lender in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

      1.16 "Inventory" shall mean all of Borrower's now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.

      1.17 "Loans" shall mean the loans now or hereafter made by Lender to or for the benefit of Borrower on a revolving basis (involving advances, repayments and re-advances) as set forth in Sections 2.1 and 2.2 hereof.

      1.18 "Maximum Credit" shall mean the amount of $10,000,000.00.

      1.19 "Net Amount of Eligible Accounts" shall mean as of any date of calculation the gross amount of Eligible Accounts less (a) sales, excise or similar taxes included in the amount thereof and (b) an amount equal to sixty percent (60%) of the consolidated accrued liability reflected on Borrower's books with respect to returns, discounts, claims, credits and other allowances as of such date of calculation.

      1.20 "Net Worth" shall mean as to any Person, at any time, in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for such Person and its subsidiaries (if any), the amount equal to the difference between: (a) the aggregate net book value of all assets of such Person and its subsidiaries, calculating the book value of inventory for this purpose on a first-in-first-out basis, after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and (b) the aggregate amount of the indebtedness and other liabilities of such Person and its subsidiaries (including tax and other proper accruals).

      1.21 "Obligations" shall mean any and all Loans and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower to Lender and/or its

LOAN AND SECURITY AGREEMENT - Page 6

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affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender.

      1.22 "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than Borrower.

      1.23 "Payment Account" shall have the meaning set forth in Section 6.3 hereof.

      1.24 "Permitted Extended Dating" shall mean each Account payable by an account debtor for which Lender shall have determined (based on Lender's evaluation of such account debtor's creditworthiness, past credit history and such other matters as Lender may elect to consider at its sole option) that no material increase in the risk of collection shall be presented by Borrower's issuance of invoices to such account debtor that do not require payment for goods or services up to 180 days after the date of such invoice; provided, however, in the event any Account payable by an account debtor designated as a Permitted Extended Dating shall be unpaid after thirty (30) days from the due date of the corresponding original invoice, all Accounts of such account debtor shall cease to be Permitted Extended Datings. Lender may establish Availability Reserves from time to time with respect to Permitted Extended Datings in such amount as Lender may deem necessary or appropriate.

      1.25 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

      1.26 "Prime Rate" shall mean the "prime rate" from time to time published in the Money Rates column of the Wall Street Journal (Eastern Edition, New York Metro); provided, however, if the Money Rates column of the Wall Street Journal (Eastern Edition, New York Metro) ceases to published or otherwise does not designate a "prime rate" as of any business day, the Lender shall have the right to obtain such information from a similar business publication of its selection.

      1.27 "Records" shall mean all of Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data

LOAN AND SECURITY AGREEMENT - Page 7

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relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to the foregoing maintained with or by any other person).

      1.28 "Sold Through Inventory" shall mean Inventory that was initially sold on a guaranteed basis and that subsequently has been sold to the ultimate consumer of such Inventory, but only to the extent the Person that purchased such Inventory from Borrower has confirmed (in writing or as may otherwise be acceptable to Lender) to Lender: (a) such Person's sale of the relevant Inventory; and (b) the release of any claim against, or offset by, such Person in respect of such Inventory, such confirmation to be supported by such information as Lender may require.

      1.29 "Subsidiary" shall mean DSI (HK) Limited, together with any Person of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions of such Person (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Company or one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company.

      1.30 "Value" shall mean, as determined by Lender in good faith, with respect to Inventory, the lower of (a) cost computed on a first-in first-out basis in accordance with GAAP or (b) market value.


SECTION 2.  LOANS

      2.1 CALCULATION OF BORROWING LIMITS. Subject to and upon the terms and conditions contained herein, Lender agrees to make Loans to Borrower from time to time in amounts requested by Borrower up to the lesser of: (a) the Maximum Credit; and (b) the amount equal to the sum of:

                  (i) eighty percent (80%) of the Net Amount of Eligible Accounts, PLUS

                  (ii) subject to the limitation set forth at Section 2.4 below, the sum of: (A) fifty percent (50%) of the Value of Eligible Inventory; and (B) fifty percent (50%) of the Value of Eligible In-Transit Inventory; LESS

                  (iii) any Availability Reserves.

      2.2 SEASONAL INVENTORY ADVANCES. In addition to the Loans permitted under
Section 2.1 above, but subject to, and upon the terms and conditions contained herein (including, without limitation, the provisions set forth in Section 2.4 below), Lender agrees to make Loans to Borrower from time to time as follows up to the lesser of (a) the Maximum Credit LESS Loans


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extended under Section 2.1 above; and (b) the amounts set forth below with respect to the corresponding periods specified below:

                  (i) during the period commencing on the date of this Agreement and extending through April 30, 1999, the lesser of (A) the sum of: (1) twenty percent (20%) of the Value of Eligible Inventory; and (2) twenty percent (20%) of the Value of Eligible In-Transit Inventory; or (B) one million dollars ($1,000,000.00); or

                  (ii) during the period commencing May 1, 1999, and extending through June 30, 1999, the lesser of (A) the sum of: (1) ten percent (10%) of the Value of Eligible Inventory; and (2) ten percent (10%) of the Value of Eligible In-Transit Inventory; or (B) one million dollars ($1,000,000.00); or

                  (iii) during the period commencing January 1, 2000, and extending through June 30, 2000, the sum of: (A) ten percent (10%) of the Value of Eligible Inventory; and (B) ten percent (10%) of the Value of Eligible In-Transit Inventory; or

                  (iv) during the period commencing January 1, 2001, and extending through June 30, 2001, the sum of: (A) ten percent (10%) of the Value of Eligible Inventory; and (B) ten percent (10%) of the Value of Eligible In-Transit Inventory.

All Loan amounts calculated pursuant to Sections 2.2(i) through (iv), inclusive, shall be subject to reduction for all applicable Availability Reserves.

      2.3 REDUCTION OF BORROWING LIMITS. Lender may, in its discretion, from time to time, upon not less than five (5) days prior notice to Borrower, (a) reduce the lending formula with respect to Eligible Accounts to the extent that Lender determines in good faith that: (i) the dilution with respect to the Accounts for any period (based on the ratio of (A) the aggregate amount of reductions in Accounts other than as a result of payments in cash to (B) the aggregate amount of total sales) has increased in any material respect or may be reasonably anticipated to increase in any material respect above historical levels, or (C) the general creditworthiness of account debtors has declined or
(b) reduce the lending formula(s) with respect to Eligible Inventory or Eligible In-Transit Inventory to the extent that Lender determines that: (i) the number of days of the turnover of the Inventory for any period has changed in any material respect; (ii) the liquidation value of the Eligible Inventory, or any category thereof, has decreased; (iii) the nature and quality of the Inventory has deteriorated; or (iv) Lender's ability to seize and dispose of Eligible In-Transit Inventory has been impaired or diminished in any respect. In determining whether to reduce the lending formula(s), Lender may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts, Eligible Inventory, Eligible In-Transit Inventory or in establishing Availability Reserves.

      2.4 MAXIMUM CREDIT LIMIT AND MAXIMUM INVENTORY CREDIT LIMIT. Notwithstanding the calculations set forth at Section 2.1(b)(ii) and Section 2.2 above, the dollar amount of Loans available to Borrower pursuant to such sections shall be limited to five million dollars ($5,000,000) in the aggregate at all times. Except in Lender's discretion, the aggregate amount


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of the Obligations outstanding at any time shall not exceed the Maximum Credit.
In the event that the outstanding amount of Obligations exceed the amounts available under the lending formulas or the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrower shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded.

      2.5 AVAILABILITY RESERVES. All Loans otherwise available to Borrower pursuant to the lending formulas and subject to the Maximum Credit and other applicable limits hereunder shall be subject to Lender's continuing right to establish and revise Availability Reserves.

SECTION 3.  INTEREST AND FEES

      3.1 INTEREST.

            (a) Borrower shall pay to Lender interest on the outstanding principal amount of the non-contingent Obligations at the rate of three quarters of one percent (.75%) per annum in excess of the Prime Rate, except that, at Lender's option, without notice, Borrower shall pay to Lender interest at the lesser of (A) the Maximum Legal Rate and (B) the Prime Rate, PLUS four percent (4%): (i) on the non-contingent Obligations for (1) the period from and after the date of termination or non-renewal hereof until such time as Lender has received full and final payment of all such Obligations (notwithstanding entry of any judgment against Borrower), and (2) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Lender and (ii) on the Loans at any time outstanding in excess of the amounts available to Borrower under Section 2 (whether or not such excess(es), arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default).

            (b) Interest shall be payable by Borrower to Lender monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective as of the date on which the applicable increase or decrease in the Prime Rate shall be published in the printed version of the Wall Street Journal (Eastern Edition, New York Metro) or such other publication as Lender may select in accordance with the terms hereof. All interest accruing hereunder on and after an Event of Default or termination or non-renewal hereof shall be payable on demand. In no event shall charges constituting interest payable by Borrower to Lender exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto. No agreements, conditions, provisions or stipulations contained in this Agreement or any other instrument, document or agreement between Borrower and Lender or default of Borrower, or the exercise by Lender of the right to accelerate the payment of the maturity of principal and interest, or to exercise any option whatsoever contained in this Agreement or any other Financing Agreement, or the arising of any contingency whatsoever, shall entitle Lender to contract for, charge, or receive, in any event, interest


LOAN AND SECURITY AGREEMENT - Page 10
exceeding the maximum rate of interest permitted by applicable state or federal law in effect from time to time (hereinafter "MAXIMUM LEGAL RATE"). In no event shall Borrower be obligated to pay interest exceeding such Maximum Legal Rate and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrower to pay a rate of interest exceeding the Maximum Legal Rate, shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest over such Maximum Legal Rate. In the event any interest is contracted for, charged or received in excess of the Maximum Legal Rate (`"EXCESS"), Borrower acknowledges and stipulates that any such contract, charge, or receipt shall be the result of an accident and BONA FIDE error, and that any Excess received by Lender shall be applied, first, to reduce the principal then unpaid hereunder; second, to reduce the other Obligations; and third, returned to Borrower, it being the intention of the parties hereto not to enter at any time into a usurious or otherwise illegal relationship. Borrower recognizes that, with fluctuations in the Prime Rate and the Maximum Legal Rate, such a result could inadvertently occur. By the execution of this Agreement, Borrower covenants that (i) the credit or return of any Excess shall constitute the acceptance by Borrower of such Excess, and (ii) Borrower shall not seek or pursue any other remedy, legal or equitable, against Lender, based in whole or in part upon contracting for, charging or receiving of any interest in excess of the maximum authorized or receiving of any interest in excess of the maximum authorized by applicable law. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Lender, all interest at any time contracted for, charged or received by Lender in connection with this Agreement shall be amortized, prorated, allocated and spread in equal parts during the entire term of this Agreement.

      3.2 UNUSED LINE FEE. Borrower shall pay to Lender monthly an unused line fee at a rate equal to one-quarter percent (.25%) per annum, applied to the amount by which Maximum Credit amount exceeds the average daily principal balance of the outstanding Loans during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.

      3.3 COLLATERAL MANAGEMENT FEE. Borrower shall pay to Lender monthly a Collateral management fee in an amount equal to two thousand dollars ($2,000) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding. The first such Collateral management fee shall be collected on the date of the making of the initial Loans under this Agreement with respect to the first full calendar month thereafter. Thereafter, such Collateral management fee shall be payable on the first day of each succeeding month in advance.

SECTION 4.  CONDITIONS PRECEDENT

      4.1 CONDITIONS PRECEDENT TO INITIAL LOANS AND LETTER OF CREDIT ACCOMMODATIONS. Each of the following is a condition precedent to Lender making the initial Loans hereunder:

            (a) Lender shall have received evidence, in form and substance satisfactory to Lender, that Lender has valid perfected and first priority security interests in and liens upon the Collateral and any other property which is intended to be security for the Obligations or the liability of any Obligor in respect thereof, subject only to the security interests and liens permitted herein or in the other Financing Agreements;

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
            (b) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities;

            (c) no material adverse change shall have occurred in the assets, business or prospects of Borrower since the date of Lender's latest field examination and no change or event shall have occurred which would impair the ability of Borrower or any Obligor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce the Obligations or realize upon the Collateral;

            (d) Lender shall have completed a field review of the Records and such other information with respect to the Collateral as Lender may require to determine the amount of Loans available to Borrower, the results of which shall be satisfactory to Lender, not more than three (3) business days prior to the date hereof;

            (e) Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including acknowledgments by lessors, mortgagees and warehousemen of Lender's security interests in the Collateral, waivers by such persons of any security interests, liens or other claims by such persons to the Collateral and agreements permitting Lender access to, and the right to remain on, the premises to exercise its rights and remedies and otherwise deal with the Collateral;

            (f) Lender shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee;

            (g) Lender shall have received, in form and substance satisfactory to Lender, such opinion letters of counsel to Borrower with respect to the Financing Agreements and such other matters as Lender may request;

            (h) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance satisfactory to Lender;

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
            (i) Lender shall have received a one-time facility fee in the amount of $50,000 for the establishment of the credit facilities provided hereunder;

            (j) the Excess Availability as determined by Lender, as of the date hereof, shall be not less than $750,000 after giving effect to the initial Loans made or to be made in connection with the initial transactions hereunder; and

            (k) Lender shall have received evidence of the restructuring of payments to Nickelodeon on terms acceptable to Lender, such evidence to be in form and substance satisfactory to Lender.

      4.2 CONDITIONS PRECEDENT TO ALL LOANS AND LETTER OF CREDIT ACCOMMODATIONS. Each of the following is an additional condition precedent to Lender making Loans to Borrower, including the initial Loans and any future Loans:

            (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan and after giving effect thereto; and

            (b) no Event of Default and no event or condition which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such Loan and after giving effect thereto.


SECTION 5.  GRANT OF SECURITY INTEREST

      To secure payment and performance of all Obligations, Borrower hereby grants to Lender a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security, the following property and interests in property of Borrower, whether now owned or hereafter acquired or existing, and wherever located (collectively, the "Collateral"):

      5.1   Accounts;

      5.2 all present and future contract rights, general intangibles (including tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims and existing and future leasehold interests in equipment, real estate and fixtures), chattel paper, documents, instruments, securities (including only 65% of the outstanding capital stock of DSI (HK) Limited) and other investment property, letters of credit, bankers' acceptances and guaranties;

      5.3 all present and future monies, securities (including only 65% of the outstanding capital stock of DSI (HK) Limited), credit balances, deposits, deposit accounts and other property of Borrower now or hereafter held or received by or in transit to Lender or its affiliates or at any


LOAN AND SECURITY AGREEMENT - Page 13
other depository or other institution from or for the account of Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts and other Collateral, including
(a) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (b) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (c) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts or other Collateral, including returned, repossessed and reclaimed goods, and (d) deposits by and property of account debtors or other persons securing the obligations of account debtors;

      5.4   Inventory;

      5.5   Equipment;

      5.6   Records; and

      5.7 all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.


SECTION 6.  COLLECTION AND ADMINISTRATION

      6.1 BORROWER'S LOAN ACCOUNT. Lender shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans and other Obligations and the Collateral, (b) all payments made by or on behalf of Borrower and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time.

      6.2 STATEMENTS. Lender shall render to Borrower each month a statement setting forth the balance in the Borrower's loan account(s) maintained by Lender for Borrower pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrower and conclusively binding upon Borrower as an account statement except to the extent that Lender receives a written notice from Borrower of any specific exceptions of Borrower thereto within forty-five (45) days after the date such statement has been mailed by Lender. Until such time as Lender shall have rendered to Borrower a written statement as provided above, the balance in Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Lender by Borrower.


LOAN AND SECURITY AGREEMENT - Page 14

      6.3   COLLECTION OF ACCOUNTS.

            (a) Borrower shall establish and maintain, at its expense, blocked accounts or lockboxes and related blocked accounts (in either case, "Blocked Accounts"), as Lender may specify, with such banks as are acceptable to Lender into which Borrower shall promptly deposit, and shall direct its account debtors to directly remit, all cash payments received by Borrower (or, in the case of account debtors, payable to Borrower), including, without limitation, all payments in respect of Accounts, all payments constituting proceeds of Inventory or other Collateral, all tax, duty and other cash refunds, and all other cash payments, in each case in the identical form in which such payments are made, whether by cash, check or other manner. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to Lender, providing that all items received or deposited in the Blocked Accounts are the property of Lender, that the depository bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to such bank account of Lender as Lender may from time to time designate for such purpose ("Payment Account"). Borrower agrees that all payments made to such Blocked Accounts or other funds received and collected by Lender, whether on the Accounts or as proceeds of Inventory or other Collateral or otherwise shall be the property of Lender.

            (b) For purposes of calculating the amount of the Loans available to Borrower, such payments will be applied (conditional upon final collection) to the Obligations on the business day of receipt by Lender of immediately available funds in the Payment Account provided such payments and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day, and if not, then on the next business day. For the purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations one (1) business day following the date of receipt of immediately available funds by Lender in the Payment Account provided such payments or other funds and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day, and if not, then on the next business day.

            (c) Borrower and all of its affiliates, subsidiaries, shareholders, directors, employees or agents shall, acting as trustee for Lender, receive, as the property of Lender, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Lender. In no event shall the same be commingled with Borrower's own funds. Borrower agrees to reimburse Lender on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Lender's payments to or indemnification of such bank or person. The obligation of Borrower to

LOAN AND SECURITY AGREEMENT - Page 15
reimburse Lender for such amounts pursuant to this Section 6.3 shall survive the termination or non-renewal of this Agreement.

      6.4 PAYMENTS. All Obligations shall be payable to the Payment Account as provided in Section 6.3 or such other place as Lender may designate from time to time. Lender may apply payments received or collected from Borrower or for the account of Borrower (including the monetary proceeds of collections or of realization upon any Collateral) to such of the Obligations, whether or not then due, in such order and manner as Lender determines. At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of Borrower. Borrower shall make all payments to Lender on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Borrower shall be liable to pay to Lender, and does hereby indemnify and hold Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

      6.5 AUTHORIZATION TO MAKE LOANS. Lender is authorized to make the Loans based upon telephonic or other instructions received from anyone purporting to be an officer of Borrower or other authorized person or, at the discretion of Lender, if such Loans are necessary to satisfy any Obligations. All requests for Loans hereunder shall specify the date on which the requested advance is to be made and the amount of the requested Loan. Requests received after 12:00 p.m. Philadelphia, Pennsylvania, time on any day shall be deemed to have been received as of the opening of business on the immediately following business day. All Loans under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrower when deposited to the credit of Borrower or otherwise disbursed or established in accordance with the instructions of Borrower or in accordance with the terms and conditions of this Agreement.

      6.6 USE OF PROCEEDS. Borrower shall use the initial proceeds of the Loans provided by Lender to Borrower hereunder only for: (a) payments to each of the persons listed in the disbursement direction letter furnished by Borrower to Lender on or about the date hereof and (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. All other Loans made by Lender to Borrower pursuant to the provisions hereof shall be used by Borrower only for general operating, working capital and other proper corporate purposes of Borrower not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any


LOAN AND SECURITY AGREEMENT - Page 16
indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System, as amended.


SECTION 7.  COLLATERAL REPORTING AND COVENANTS

      7.1 COLLATERAL REPORTING. Borrower shall provide Lender with the following documents in a form satisfactory to Lender: (a) on a regular basis as required by Lender, but no less than weekly, a schedule of Accounts, sales made, credits issued, cash received and other information requested by Lender with respect to current accounts receivable balances; (b) on a monthly basis, not more than fifteen (15) days after the end of each calendar month, or more frequently as Lender may request (i) perpetual inventory reports, (ii) inventory reports by category and (iii) agings of accounts payable; (c) upon Lender's request, (i) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (ii) copies of shipping and delivery documents, and (iii) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by Borrower; (d) agings of accounts receivable on a monthly basis, not more than fifteen (15) days after the end of each calendar month, or more frequently as Lender may request; and
(e) such other reports as to the Collateral as Lender shall request from time to time. If any of Borrower's records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, Borrower hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Lender and to follow Lender's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

      7.2   ACCOUNTS COVENANTS.

            (a)...Borrower shall notify Lender promptly of: (i) any material delay in Borrower's performance of any of its obligations to any account debtor or the assertion of any claims, offsets, defenses or counterclaims by any account debtor, or any disputes with account debtors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information relating to the financial condition of any account debtor and (iii) any event or circumstance which, to Borrower's knowledge would cause Lender to consider any then existing Accounts as no longer constituting Eligible Accounts. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor without Lender's consent, except in the ordinary course of Borrower's business in accordance with practices and policies previously disclosed in writing to Lender. So long as no Event of Default exists or has occurred and is continuing, Borrower shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor. At any time that an Event of Default exists or has occurred and is continuing, Lender shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.


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            (b) Without limiting the obligation of Borrower to deliver any other information to Lender, Borrower shall promptly report to Lender any return of Inventory by any one account debtor if the inventory so returned in such case has a value in excess of $100,000. At any time that Inventory is returned, reclaimed or repossessed, the Account (or portion thereof) which arose from the sale of such returned, reclaimed or repossessed Inventory shall not be deemed an Eligible Account. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrower shall, upon Lender's request, (i) hold the returned Inventory in trust for Lender, (ii) segregate all returned Inventory from all of its other property, (iii) dispose of the returned Inventory solely according to Lender's instructions, and (iv) not issue any credits, discounts or allowances with respect thereto without Lender's prior written consent.

            (c) With respect to each Account: (i) the amounts shown on any invoice delivered to Lender or schedule thereof delivered to Lender shall be true and complete, (ii) no payments shall be made thereon except payments immediately delivered to Lender pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor except as reported to Lender in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of Borrower's business in accordance with practices and policies previously disclosed to Lender, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Lender in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable State or Federal laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

            (d) Lender shall have the right at any time or times, in Lender's name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.

            (e) Borrower shall deliver or cause to be delivered to Lender, with appropriate endorsement and assignment, with full recourse to Borrower, all chattel paper and instruments which Borrower now owns or may at any time acquire immediately upon Borrower's receipt thereof, except as Lender may otherwise agree.

            (f) Lender may, at any time or times that an Event of Default exists or has occurred and is continuing, (i) notify any or all account debtors that the Accounts have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all accounts debtors to make payment of Accounts directly to Lender, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Accounts or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents

LOAN AND SECURITY AGREEMENT - Page 18
or attorneys with respect thereto and (iv) take whatever other action Lender may deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Lender's request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Lender and are payable directly and only to Lender and Borrower shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Lender may require.

      7.3 INVENTORY COVENANTS. With respect to the Inventory: (a) Borrower shall at all times maintain inventory records reasonably satisfactory to Lender, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Borrower's cost therefor and daily withdrawals therefrom and additions thereto; (b) Borrower shall conduct a physical count of the Inventory at least once each year, but at any time or times as Lender may request on or after an Event of Default, and promptly following such physical inventory shall supply Lender with a report in the form and with such specificity as may be reasonably satisfactory to Lender concerning such physical count; (c) Borrower shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Lender, except for sales of Inventory in the ordinary course of Borrower's business and except to move Inventory directly from one location set forth or permitted herein to another such location; (d) upon Lender's request, Borrower shall, at its expense, no more than once in any twelve (12)- month period, but at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Inventory in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender or upon which Lender is expressly permitted to rely; (e) Borrower shall produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (g) Borrower shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate Borrower to repurchase such Inventory (other than guaranteed sales of Inventory in quantities consistent with past practices as disclosed in writing to Lender or as Lender may otherwise expressly approve in writing); (h) Borrower shall keep the Inventory in good and marketable condition; and (i) Borrower shall not, without prior written notice to Lender, acquire or accept any Inventory on consignment or approval.

      7.4 EQUIPMENT COVENANTS. With respect to the Equipment: (a) upon Lender's request, Borrower shall, at its expense, at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Equipment in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender; (b) Borrower shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (c) Borrower shall use the Equipment with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (d) the Equipment is and shall be used in Borrower's business and not for personal, family, household or farming use; (e) Borrower shall not remove any

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Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the business of Borrower or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of Borrower in the ordinary course of business; (f) the Equipment is now and shall remain personal property and Borrower shall not permit any of the Equipment to be or become a part of or affixed to real property; and (g) Borrower assumes all responsibility and liability arising from the use of the Equipment.

      7.5 POWER OF ATTORNEY. Borrower hereby irrevocably designates and appoints Lender (and all persons designated by Lender) as Borrower's true and lawful attorney-in-fact, and authorizes Lender, in Borrower's or Lender's name, to: (a) at any time an Event of Default or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing (i) demand payment on Accounts or other proceeds of Inventory or other Collateral, (ii) enforce payment of Accounts by legal proceedings or otherwise, (iii) exercise all of Borrower's rights and remedies to collect any Account or other Collateral, (iv) sell or assign any Account upon such terms, for such amount and at such time or times as the Lender deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Account, (vii) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor,
(viii) notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender, and open and dispose of all mail addressed to Borrower, and (ix) do all acts and things which are necessary, in Lender's determination, to fulfill Borrower's obligations under this Agreement and the other Financing Agreements and (b) at any time to (i) take control in any manner of any item of payment or proceeds thereof, (ii) have access to any lockbox or postal box into which Borrower's mail is deposited,
(iii) endorse Borrower's name upon any items of payment or proceeds thereof and deposit the same in the Lender's account for application to the Obligations,
(iv) endorse Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto or any other Collateral, (v) sign Borrower's name on any verification of Accounts and notices thereof to account debtors and (vi) execute in Borrower's name and file any UCC financing statements or amendments thereto. Borrower hereby releases Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Lender's own gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

      7.6 RIGHT TO CURE. Lender may, at its option, (a) cure any default by Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against Borrower, (b) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (c) pay any amount, incur any expense or perform any act which, in Lender's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto. Lender may add any amounts so expended to the Obligations and charge Borrower's account therefor, such amounts to be repayable by Borrower on demand. Lender shall be under no obligation to effect such cure,

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payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

      7.7 ACCESS TO PREMISES. From time to time as requested by Lender, at the cost and expense of Borrower, (a) Lender or its designee shall have complete access to all of Borrower's premises during normal business hours and after notice to Borrower, or at any time and without notice to Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrower's books and records, including the Records, and (b) Borrower shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may request, and (c) use during normal business hours such of Borrower's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral.


SECTION 8.  REPRESENTATIONS AND WARRANTIES

      Borrower hereby represents and warrants to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans by Lender to
Borrower:

      8.1 CORPORATE EXISTENCE, POWER AND AUTHORITY; SUBSIDIARIES. Borrower is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on Borrower's financial condition, results of operation or business or the rights of Lender in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder are all within Borrower's corporate powers, have been duly authorized and are not in contravention of law or the terms of Borrower's articles of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which Borrower is a party or by which Borrower or its property are bound. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms. Borrower does not have any subsidiaries except as set forth on the Information Certificate.

      8.2 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE CHANGE. All financial statements relating to Borrower which have been or may hereafter be delivered by Borrower to Lender have been prepared in accordance with GAAP and fairly present the financial condition and the results of operation of Borrower as of the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrower to Lender prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties and

LOAN AND SECURITY AGREEMENT - Page 21
condition, financial or otherwise, of Borrower, since the date of the most recent audited financial statements furnished by Borrower to Lender prior to the date of this Agreement.

      8.3 CHIEF EXECUTIVE OFFICE; COLLATERAL LOCATIONS. The chief executive office of Borrower and Borrower's Records concerning Accounts are located only at the address set forth at Section 12.2 of this Agreement and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in the Information Certificate, subject to the right of Borrower to establish new locations in accordance with Section 9.2 below. The Information Certificate correctly identifies any of such locations which are not owned by Borrower and sets forth the owners and/or operators thereof and to the best of Borrower's knowledge, the holders of any mortgages on such locations.

      8.4 PRIORITY OF LIENS; TITLE TO PROPERTIES. The security interests and liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 8.4 hereto and the other liens permitted under Section 9.8 hereof. Borrower has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Lender and such others as are specifically listed on
Schedule 8.4 hereto or permitted under Section 9.8 hereof.

      8.5 TAX RETURNS. Borrower has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it (without requests for extension except as previously disclosed in writing to Lender). All information in such tax returns, reports and declarations is complete and accurate in all material respects. Borrower has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

      8.6 LITIGATION. Except as set forth on the Information Certificate, there is no present investigation by any governmental agency pending, or to the best of Borrower's knowledge threatened, against or affecting Borrower, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of Borrower's knowledge threatened, against Borrower or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against Borrower would result in any material adverse change in the assets, business or prospects of Borrower or would impair the ability of Borrower to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce any Obligations or realize upon any Collateral.

      8.7 COMPLIANCE WITH OTHER AGREEMENTS AND APPLICABLE LAWS. Borrower is not in default in any material respect under, or in violation in any material respect of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which

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it or any of its assets are bound and Borrower is in compliance in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, State or local governmental authority.

      8.8 BANK ACCOUNTS. All of the deposit accounts, investment accounts or other accounts in the name of or used by Borrower maintained at any bank or other financial institution are set forth on Schedule 8.8 hereto, subject to the right of Borrower to establish new accounts in accordance with Section 9.13 below.

      8.9 ACCURACY AND COMPLETENESS OF INFORMATION. All information furnished by or on behalf of Borrower in writing to Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the business, assets or prospects of Borrower, which has not been fully and accurately disclosed to Lender in writing.

      8.10 SURVIVAL OF WARRANTIES; CUMULATIVE. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrower shall now or hereafter give, or cause to be given, to Lender.


SECTION 9.  AFFIRMATIVE AND NEGATIVE COVENANTS

      9.1 MAINTENANCE OF EXISTENCE. Borrower shall at all times preserve, renew and keep in full, force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, trade names, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted. Borrower shall give Lender thirty (30) days prior written notice of any proposed change in its corporate name, which notice shall set forth the new name and Borrower shall deliver to Lender a copy of the amendment to the Articles of Incorporation of Borrower providing for the name change certified by the Secretary of State of the jurisdiction of incorporation of Borrower as soon as it is available.

      9.2 NEW COLLATERAL LOCATIONS. Borrower may open any new location within the continental United States provided Borrower (a) gives Lender thirty (30) days prior written notice of the intended opening of any such new location and
(b) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may

LOAN AND SECURITY AGREEMENT - Page 23
deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including UCC financing statements.

      9.3 COMPLIANCE WITH LAWS, REGULATIONS, ETC. Borrower shall, at all times, comply in all material respects with all laws, rules, regulations, licenses, permits, approvals and orders of any Federal, State or local governmental authority applicable to it.

      9.4 PAYMENT OF TAXES AND CLAIMS. Borrower shall duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books. Borrower shall be liable for any tax or penalties imposed on Lender as a result of the financing arrangements provided for herein and Borrower agrees to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and until paid by Borrower such amount shall be added and deemed part of the Loans, PROVIDED, THAT, nothing contained herein shall be construed to require Borrower to pay any income or franchise taxes attributable to the income of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

      9.5 INSURANCE. Borrower shall, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Lender as to form, amount and insurer. Borrower shall furnish certificates, policies or endorsements to Lender as Lender shall require as proof of such insurance, and, if Borrower fails to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrower. All policies shall provide for at least thirty (30) days prior written notice to Lender of any cancellation or reduction of coverage and that Lender may act as attorney for Borrower in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrower shall cause Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrower shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specify that Lender shall be paid regardless of any act or omission by Borrower or any of its affiliates. At its option, Lender may apply any insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine or hold such proceeds as cash collateral for the Obligations.

LOAN AND SECURITY AGREEMENT - Page 24

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      9.6   FINANCIAL STATEMENTS AND OTHER INFORMATION.

            (a) Borrower shall keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of Borrower and its subsidiaries (if any) in accordance with GAAP and Borrower shall furnish or cause to be furnished to
Lender: (i) within thirty (30) days after the end of each calendar month, monthly unaudited consolidated financial statements, and, if Borrower has any subsidiaries, unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders' equity), all prepared in accordance with GAAP (or with footnote disclosure information acceptable to Lender) and in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and its subsidiaries as of the end of and through such fiscal month and (ii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements and, if Borrower has any subsidiaries, audited consolidating financial statements of Borrower and its subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and its subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Borrower and reasonably acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Borrower and its subsidiaries as of the end of and for the fiscal year then ended.

            (b) Borrower shall promptly notify Lender in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations or which would result in any material adverse change in Borrower's business, properties, assets, goodwill or condition, financial or otherwise and
(ii) the occurrence of any Event of Default or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

            (c) Borrower shall promptly after the sending or filing thereof furnish or cause to be furnished to Lender copies of all reports which Borrower sends to its stockholders generally and copies of all reports and registration statements which Borrower files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

            (d) Borrower shall furnish to Lender, at least sixty (60) days prior to the end of each fiscal year, Borrower's monthly projections of the consolidated financial statements, and, if Borrower has any subsidiaries, consolidating financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow, statements of shareholders' equity and anticipated borrowing availability under this Agreement), for the next succeeding fiscal year.

            (e) Borrower also shall furnish or cause to be furnished to Lender such budgets, forecasts, projections and other information respecting the Collateral and the business of

LOAN AND SECURITY AGREEMENT - Page 25

Borrower, as Lender may, from time to time, reasonably request. Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrower to any court or other government agency or to any participant or assignee or prospective participant or assignee. Borrower hereby irrevocably authorizes and directs all accountants or auditors to deliver to Lender, at Borrower's expense, copies of the financial statements of Borrower and any reports or management letters prepared by such accountants or auditors on behalf of Borrower and to disclose to Lender such information as they may have regarding the business of Borrower. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender one (1) year after the same are delivered to Lender, except as otherwise designated by Borrower to Lender in writing.

      9.7 SALE OF ASSETS, CONSOLIDATION, MERGER, DISSOLUTION, ETC. Borrower shall not, directly or indirectly, (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, or (b) sell, assign, lease, transfer, abandon or otherwise dispose of any stock or indebtedness to any other Person or any of its assets to any other Person (except for (i) sales of Inventory in the ordinary course of business and (ii) the disposition of worn-out or obsolete Equipment or Equipment no longer used in the business of Borrower so long as (A) if an Event of Default exists or has occurred and is continuing, any proceeds are paid to Lender and (B) such sales do not involve Equipment having an aggregate fair market value in excess of $50,000 for all such Equipment disposed of in any fiscal year of Borrower), or (c) form or acquire any additional subsidiaries, or (d) wind up, liquidate or dissolve or (e) agree to do any of the foregoing.

      9.8 ENCUMBRANCES. Borrower shall not create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, EXCEPT: (a) liens and security interests of Lender; (b) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books; (c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of Borrower's business to the extent: (i) such liens secure indebtedness which is not overdue or (ii) such liens secure indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to Borrower, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books; (d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property which do not interfere in any material respect with the use of such real property or ordinary conduct of the business of Borrower as presently conducted thereon or materially impair the value of the real property which may be subject thereto; (e) purchase money security interests in Equipment (including capital leases) and purchase money mortgages on real estate not to exceed $250,000 in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of Borrower other than the Equipment or real estate so acquired, and the indebtedness secured thereby does not exceed the cost of the Equipment or real estate so

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acquired, as the case may be; and (f) the security interests and liens set forth on Schedule 8.4 hereto.

      9.9 INDEBTEDNESS. Borrower shall not incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any obligations or indebtedness, EXCEPT: (a) the Obligations; (b) trade obligations and normal accruals in the ordinary course of business not yet due and payable, or with respect to which the Borrower is contesting in good faith the amount or validity thereof by appropriate proceedings diligently pursued and available to Borrower, and with respect to which adequate reserves have been set aside on its books;
(c) purchase money indebtedness (including capital leases) to the extent not incurred or secured by liens (including capital leases) in violation of any other provision of this Agreement; and (d) the indebtedness set forth on
Schedule 9.9 hereto; provided, THAT, (i) Borrower may only make regularly scheduled payments of principal and interest in respect of such indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such indebtedness as in effect on the date hereof, (ii) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof, or (B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Borrower shall furnish to Lender all notices or demands in connection with such indebtedness either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be.

      9.10 LOANS, INVESTMENTS, GUARANTEES, ETC. Borrower shall not, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the stock or indebtedness or all or a substantial part of the assets or property of any person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the indebtedness, performance, obligations or dividends of any Person or agree to do any of the foregoing, EXCEPT: (a) the endorsement of instruments for collection or deposit in the ordinary course of business; (b) investments in: (i) short-term direct obligations of the United States Government, (ii) negotiable certificates of deposit issued by any bank satisfactory to Lender, payable to the order of the Borrower or to bearer and delivered to Lender, and (iii) commercial paper rated A1 or P1; PROVIDED, THAT, as to any of the foregoing, unless waived in writing by Lender, Borrower shall take such actions as are deemed necessary by Lender to perfect the security interest of Lender in such investments and (c) the loans, advances and guarantees set forth on Schedule 9.10 hereto; PROVIDED, THAT, as to such loans, advances and guarantees, (i) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such loans, advances or guarantees or any agreement, document or instrument related thereto, or (B) as to such guarantees, redeem, retire, defease, purchase or otherwise acquire the obligations arising pursuant to such guarantees, or set aside or otherwise deposit or invest any sums for such purpose, and (ii) Borrower shall furnish to Lender all notices or demands in connection with such loans, advances or guarantees or other indebtedness subject to such guarantees either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be.


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      9.11 DIVIDENDS AND REDEMPTIONS. Borrower shall not, directly or indirectly, declare or pay any dividends on account of any shares of class of capital stock of Borrower now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing.

      9.12 TRANSACTIONS WITH AFFILIATES. Borrower shall not, directly or indirectly, (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director, agent or other person affiliated with Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than Borrower would obtain in a comparable arm's length transaction with an unaffiliated person (Lender acknowledges that Borrower enters into transactions with its Subsidiaries from time to time, including the purchase of Inventory and the payment of commissions and fees in connection with such Inventory purchases, and such transactions are hereby approved by Lender to the extent they are conducted upon substantially the same terms as prior transactions disclosed to Lender) or (b) make any payments of management, consulting or other fees for management or similar services, or of any indebtedness owing to any officer, employee, shareholder, director or other person affiliated with Borrower except reasonable compensation to officers, employees and directors for services rendered to Borrower in the ordinary course of business.

      9.13 ADDITIONAL BANK ACCOUNTS. Borrower shall not, directly or indirectly, open, establish or maintain any deposit account, investment account or any other account with any bank or other financial institution, other than the Blocked Accounts and the accounts set forth in Schedule 8.8 hereto, except: (a) as to any new or additional Blocked Accounts and other such new or additional accounts which contain any Collateral or proceeds thereof, with the prior written consent of Lender and subject to such conditions thereto as Lender may establish and (b) as to any accounts used by Borrower to make payments of payroll, taxes or other obligations to third parties, after prior written notice to Lender.

      9.14 NET WORTH. (a) The Company will not permit its Net Worth to be less than the following respective amounts at the following respective dates:


                    January 31, 1999             $ 2,400,000
                    April 30, 1999               $ 1,700,000
                    July 31, 1999                $ 2,500,000
                    October 31, 1999             $ 4,400,000
                    January 31, 2000             $ 4,000,000
                    April 30, 2000               $ 3,300,000


LOAN AND SECURITY AGREEMENT - Page 28

            (b) From and after July 31, 2000, the Company will not permit its Net Worth to be less than $4,000,000 at any time.

      9.15 CAPITAL EXPENDITURES. Borrower shall not make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by Borrower and its Subsidiaries in any fiscal year would exceed $1,500,000.

      9.16 COSTS AND EXPENSES. Borrower shall pay Lender on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) all insurance premiums, appraisal fees and search fees; (c) costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Lender's customary charges and fees with respect thereto; (d) costs and expenses of preserving and protecting the Collateral; (e) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (f) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrower's operations, plus a per diem charge at the rate of $750 per person per day for Lender's examiners in the field and office; and (d) the fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.

      9.17 FURTHER ASSURANCES. At the request of Lender at any time and from time to time, Borrower shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Lender may at any time and from time to time request a certificate from an officer of Borrower representing that all conditions precedent to the making of Loans contained herein are satisfied. In the event of such request by Lender, Lender may, at its option, cease to make any further Loans until Lender has received such certificate and, in addition, Lender has determined that such conditions are satisfied. Where permitted by law, Borrower hereby authorizes Lender to execute and file one or more UCC financing statements signed only by Lender.

LOAN AND SECURITY AGREEMENT - Page 29

SECTION 10. EVENTS OF DEFAULT AND REMEDIES

      10.1 EVENTS OF DEFAULT. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

            (a) Borrower fails to pay when due any of the Obligations or Borrower or any Obligor fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements;

            (b) any representation, warranty or statement of fact made by Borrower to Lender in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

            (c) any Obligor revokes, terminates or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Lender;

            (d) any judgment for the payment of money is rendered against Borrower or any Obligor in excess of $25,000 in any one case or in excess of $75,000 in the aggregate and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against Borrower or any Obligor or any of their assets;

            (e) any Obligor (being a natural person or a general partner of an Obligor which is a partnership) dies or Borrower or any Obligor, which is a partnership, limited liability company, limited liability partnership or a corporation, dissolves or suspends or discontinues doing business;

            (f) Borrower or any Obligor becomes insolvent (however defined or evidenced), makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors;

            (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against Borrower or any Obligor or all or any part of its properties and such petition or application is not dismissed within thirty (30) days after the date of its filing or Borrower or any Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;


LOAN AND SECURITY AGREEMENT - Page 30

            (h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by Borrower or any Obligor or for all or any part of its property; or

            (i) any default by Borrower or any Obligor under any agreement, document or instrument relating to any indebtedness for borrowed money owing to any person other than Lender, or any capitalized lease obligations, contingent indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Lender, in any case in an amount in excess of $50,000, which default continues for more than the applicable cure period, if any, with respect thereto, or any default by Borrower or any Obligor under any material contract, lease, license or other obligation to any person other than Lender, which default continues for more than the applicable cure period, if any, with respect thereto;

            (j) any Change in Control of the Borrower shall occur;

            (k) the indictment or threatened indictment of Borrower or any Obligor under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against Borrower or any Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the property of Borrower or such Obligor;

            (l) there shall be a material adverse change in the business, assets or prospects of Borrower or any Obligor after the date hereof;

            (m) there shall be an event of default under any of the other Financing Agreements; or

            (n) DSI (HK) Limited shall fail to maintain its existing credit facility with State Street Bank and Trust Company or one or more credit facilities acceptable to Lender, in either case upon such terms and conditions as Lender may find adequate to provide financing for the continued operations of DSI (HK) Limited in the manner then conducted.

      10.2  REMEDIES.

            (a) At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Borrower or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for


LOAN AND SECURITY AGREEMENT - Page 31
an injunction to restrain a breach or threatened breach by Borrower of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against Borrower or any Obligor to collect the Obligations without prior recourse to the Collateral.

            (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and without limitation, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Lender (PROVIDED, THAT, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require Borrower, at Borrower's expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower and/or (vii) terminate this Agreement. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, five (5) days prior notice by Lender to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of pre-judgment remedy, Borrower waives the posting of any bond which might otherwise be required.

            (c) Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Borrower shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and legal expenses.

            (d) Without limiting the foregoing, upon the occurrence of an Event of Default or an event which with notice or passage of time or both would constitute an Event of Default, Lender may, at its option, without notice, (i) cease making Loans or reduce the lending formulas or amounts of Loans available to Borrower and/or (ii) terminate any provision of this Agreement providing for any future Loans to be made by Lender to Borrower.


LOAN AND SECURITY AGREEMENT - Page 32

SECTION 11.  JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

      11.1 GOVERNING LAW; CHOICE OF FORUM; SERVICE OF PROCESS; JURY TRIAL
WAIVER.

            (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Texas (without giving effect to principles of conflicts of law).

            (b) Borrower and Lender irrevocably consent and submit to the non-exclusive jurisdiction of the State of Texas and the United States District Court for the Northern District of Texas and waive any objection based on venue or FORUM NON CONVENIENS with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Borrower or its property).

            (c) Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five
(5) days after the same shall have been so deposited in the U.S. mails, or, at Lender's option, by service upon Borrower in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Borrower shall appear in answer to such process, failing which Borrower shall be deemed in default and judgment may be entered by Lender against Borrower for the amount of the claim and other relief requested.

            (d) BORROWER AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWER AND LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWER OR

LOAN AND SECURITY AGREEMENT - Page 33

LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

            (e) Lender shall not have any liability to Borrower (whether in tort, contract, equity or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

      11.2 WAIVER OF NOTICES. Borrower hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Borrower which Lender may elect to give shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

      11.3 AMENDMENTS AND WAIVERS. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender, and as to amendments, as also signed by an authorized officer of Borrower. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

      11.4 WAIVER OF COUNTERCLAIMS. Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

      11.5 INDEMNIFICATION. Borrower shall indemnify and hold Lender, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of


LOAN AND SECURITY AGREEMENT - Page 34
counsel. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.


SECTION 12. TERM OF AGREEMENT; MISCELLANEOUS

      12.1 TERM.

            (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date three (3) years from the date hereof (the "Termination Date"). On the Termination Date Borrower hereby promises to pay to Lender, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Lender in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any contingent Obligations, including checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Lender, as Lender may, in its discretion, designate in writing to Borrower for such purpose. Interest shall be due until and including the next business day, if the amounts so paid by Borrower to the bank account designated by Lender are received in such bank account later than 12:00 noon, Philadelphia, Pennsylvania, time.

            (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge Borrower of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Lender's continuing security interest in the Collateral and the rights and remedies of Lender hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid.

            (c) If for any reason (other than by reason of a Change of Control that occurs on or before June 2, 1999, in which event the provisions of Section 12.1(d) will apply) this Agreement is terminated prior to the end of the then current term or renewal term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrower agrees to pay to Lender, upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated:


LOAN AND SECURITY AGREEMENT - Page 35

               AMOUNT                                PERIOD
            ------------                          -----------
      (i)  3.00% of Maximum Credit       From the date hereof to and
                                         including the first anniversary
                                         of the date of this Agreement

      (ii) 2.00% of Maximum Credit       From the first anniversary of
                                         the date of this Agreement to
                                         and including the second
                                         anniversary of this Agreement

      (iii)  1.00% of Maximum Credit     From and after second anniversary
                                         of this Agreement, but excluding
                                         the Termination Date


Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrower agrees that it is reasonable under the circumstances currently existing. In addition, Lender shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) hereof, even if Lender does not exercise its right to terminate this Agreement, but elects, at its option, to provide financing to Borrower or permit the use of cash collateral under the United States Bankruptcy Code. The early termination fee provided for in this Section 12.1 shall be deemed included in the Obligations.

      (d) If, by reason of a Change of Control that occurs on or before June 2, 1999, Lender elects to terminate this Agreement prior to the end of the current term of this Agreement, then Lender agrees that the early termination fee payable by Borrower to Lender, upon the effective date of such termination, will be in the amount of One Hundred Fifty Thousand Dollars ($150,000), instead of the amount provided in Section 12.1(c)(i), above. On the other hand, if, by reason of a Change of Control that occurs on or before June 2, 1999, Borrower (instead of Lender) elects to terminate this Agreement prior to the end of the current term of this Agreement, and if the effective date of Borrower's election to terminate this Agreement is on or before June 2, 1999, then Lender agrees that the early termination fee payable by Borrower to Lender, upon the effective date of such termination, will be in the amount of Two Hundred Thousand Dollars ($200,000), instead of the amount provided in Section 12.1(c)(i), above. This reduction to the amount of the early termination fee that would otherwise be payable under Section 12.1(c)(i) above is effective if, and only if, the Obligations are paid in full on or before the effective date of the termination of this Agreement. If the Obligations are not paid in full on or before the effective date of the termination of this Agreement, then the reduction to the early termination fee, as provided in this Section 12.1(d), will not apply, and the early termination fee will be calculated in accordance with Section 12.1(c)(i).

      12.2 NOTICES. All notices, requests and demands hereunder shall be in writing and (a) made to Lender or Borrower at their respective addresses set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon

LOAN AND SECURITY AGREEMENT - Page 36
confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

If to Lender:    Sunrock Capital Corp.         Sunrock Capital Corp.
                 15851 North Dallas Parkway    11 Penn Center
                 Suite 500, Office 514         1835 Market Street
                 Dallas, Texas 75248           Philadelphia, Pennsylvania 19103
                 Attention: Robert J. Katcha   Attention:  John Erwin
                 Facsimile: 972.371.5746       Facsimile:  215.979.7679
                 Telephone:  972.371.5745      Telephone:  215.979.7654


If to Borrower:  1100 West Sam Houston Parkway (North)
                 Suite A
                 Houston, Texas 77043
                 Attention: Thomas V. Yarnell, Vice President and General
                 Counsel
                 Facsimile: 713.365.9911
                 Telephone: 713.365.9900

      12.3 PARTIAL INVALIDITY. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

      12.4 SUCCESSORS. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, Borrower and their respective successors and assigns, except that Borrower may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender. Lender may, after notice to Borrower, assign its rights and delegate its obligations under this Agreement and the other Financing Agreements and further may assign, or sell participations in, all or any part of the Loans or any other interest herein to another financial institution or other person, in which event, the assignee or participant shall have, to the extent of such assignment or participation, the same rights and benefits as it would have if it were the Lender hereunder, except as otherwise provided by the terms of such assignment or participation.

      12.5 ENTIRE AGREEMENT. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral

LOAN AND SECURITY AGREEMENT - Page 37
or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

      12.6 NONAPPLICABILITY OF CHAPTER 346. HEREBY AGREE THAT THE PROVISIONS OF CHAPTER 346 OF THE TEXAS FINANCE CODE (REGULATING CERTAIN REVOLVING CREDIT LOANS AND REVOLVING TRI-PARTY ACCOUNTS) SHALL NOT APPLY TO THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS.

      12.7 WAIVER OF CONSUMER RIGHTS. BORROWER HEREBY WAIVES ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, SECTION 17.41 ET. SEQ. BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF THE BORROWER'S OWN SELECTION, THE BORROWER VOLUNTARILY CONSENTS TO THIS WAIVER. BORROWER EXPRESSLY WARRANTS AND REPRESENTS THAT THE BORROWER (A) IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION RELATIVE TO LENDER, AND (B) HAS BEEN REPRESENTED BY LEGAL COUNSEL IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

      12.8 ORAL AGREEMENTS INEFFECTIVE. THIS AGREEMENT AND THE OTHER FINANCING AGREEMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND THE SAME MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      IN WITNESS WHEREOF, Lender and Borrower have caused these presents to be duly executed as of the day and year first above written.



LENDER                                    BORROWER

SUNROCK CAPITAL CORP.                     DSI TOYS, INC.


By: /s/ ROBERT J. KATCHA                 By: /s/ M. D. DAVIS
        Robert J. Katcha, Senior Vice            M. D. Davis, Chief Executive
        President                                Officer


LOAN AND SECURITY AGREEMENT - Page 38